                                                                       EXHIBIT 4

                            Support/Voting Agreement



                                                              September 26, 2002



Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas  77380-1046

                  Re:  Support/Voting Agreement

Dear Sirs:

                  The undersigned understands that Anadarko Petroleum Corporation ("PARENT"), Belair Merger Corp., a wholly owned subsidiary of PARENT ("Subcorp"), and Howell Corporation ("BELAIR") are entering into an Agreement and Plan of Merger, dated the date hereof (the "Agreement"), providing for, among other things, a merger between Subcorp and BELAIR (the "Merger"), in which all of the outstanding shares of common stock, par value $1.00, of BELAIR will be converted into the right to receive in cash $20.75 per share without interest pursuant to the terms of the Agreement.

                  The undersigned is a stockholder of BELAIR (the "Stockholder") and is entering into this letter agreement in that capacity only to induce you to enter into the Agreement and to consummate the transactions contemplated thereby.

                  Capitalized terms used but not defined in this letter agreement shall have the same meaning as in the Agreement.

                  The Stockholder confirms its agreement with you as follows:

                  1. The Stockholder represents, warrants and agrees that
Schedule I attached hereto sets forth all of the shares of the capital stock of BELAIR of which the Stockholder or its affiliates (as defined under the Securities Exchange Act of 1934, as amended) is the record or beneficial owner (collectively, the "Shares") and that the Stockholder and its affiliates are on the date hereof the lawful owners of the number of Shares set forth in Schedule I attached hereto, free and clear of all liens, charges, encumbrances, voting agreements, and commitments of every kind, except as disclosed in Schedule I attached hereto. Except as set forth in Schedule I attached hereto, neither the Stockholder nor any of its affiliates owns or holds any rights to acquire any additional shares of the capital stock of BELAIR or any interest therein or any voting rights with respect to any additional shares of the capital stock of BELAIR.

                  2. The Stockholder agrees that, during the term of this letter agreement, it will not, and will not permit any company, trust or other entity controlled by the Stockholder to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or


                               Page 37 of 64 Pages
securities convertible thereinto or any voting rights with respect thereto, other than (a) pursuant to the Merger or (b) with your prior written consent.

                  3. The Stockholder agrees to, and will cause any company, trust or other entity controlled by the Stockholder to, cooperate fully with you in connection with the Agreement and the transactions contemplated thereby. The Stockholder agrees that it will not, and will not permit any such company, trust or other entity to, directly or indirectly (including through its directors, officers, employees, agents or representatives), solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving BELAIR, or acquisition of any capital stock (other than upon exercise of BELAIR Options that are outstanding as of the date hereof) or a material amount of the assets of BELAIR and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any acquisition by BELAIR of any material assets or capital stock of any other person, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than PARENT, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Agreement or to otherwise assist in the effectuation of any Competing Transaction; provided, however, that nothing herein shall prevent the Stockholder from taking any action or omitting to take any action, in any case solely as a member of the Board of Directors of BELAIR to the extent permitted by Section 5.3(d) of the Agreement after consultation with, and receipt of advice from, outside counsel.

                  4. The Stockholder agrees that all of the Shares beneficially owned by the Stockholder, or over which the Stockholder has voting power or control, directly or indirectly (including any Shares of BELAIR acquired after the date hereof), at the record date for any meeting of stockholders of BELAIR called to consider and vote to adopt the Merger and the Agreement and/or the transactions contemplated thereby, will be present at such meeting in person or by proxy and will be voted by the Stockholder in favor thereof, and that the Stockholder will not vote such Shares in favor of any Competing Transaction.

                  5. At the request of PARENT, the Stockholder will execute an irrevocable proxy in the form of Annex A attached hereto and will not revoke such proxy prior to the termination of this letter agreement.

                  6. The Stockholder agrees that in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of BELAIR or any BELAIR subsidiary on, of or affecting the Shares of such Stockholder, (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of capital stock of BELAIR or any BELAIR subsidiary after the execution of this letter agreement (including by conversion or the exercise of any stock option), or (c) such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of capital stock of BELAIR or any BELAIR subsidiary other than the Shares (collectively, "New Shares"), such Stockholder shall deliver promptly to PARENT, upon request, an irrevocable proxy substantially in the form of Annex A attached hereto with respect to such New Shares. The Stockholder also agrees that any New



                               Page 38 of 64 Pages

Shares acquired or purchased by such Stockholder shall be subject to the terms of this letter agreement and shall constitute Shares to the same extent as if they were owned by such Stockholder on the date hereof.

                  7. The Stockholder has all necessary power and authority to enter into this letter agreement. This letter agreement is the legal, valid and binding agreement of the Stockholder, and is enforceable against the Stockholder in accordance with its terms.

                  8. The Stockholder agrees that damages are an inadequate remedy for the breach by Stockholder of any term or condition of this letter agreement, and that you shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce our agreements herein.

                  9. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to matters arising under or in connection with this letter agreement, this letter agreement shall be governed by the laws of the State of Delaware without regard to the principles of conflicts of laws thereof. All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined in any state or federal court sitting in the District of Delaware.

                  10. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any action or proceeding arising out of or relating to this letter agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any state or federal court sitting in the District of Delaware. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating hereto, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

                  1. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms hereof, and the Stockholder shall take any and all actions necessary to obtain and deliver to PARENT the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

                  2. This letter agreement constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and supersedes all prior agreements, understandings or representations among the parties written or oral, with respect to the subject matter hereof.

                  This letter agreement may be terminated at the option of any party at any time after the earliest of (a) the termination of the Agreement in accordance with its terms, (b) the Effective Time and (c) the date twelve months from the date hereof. This letter agreement may


                               Page 39 of 64 Pages
be terminated by the undersigned stockholder at any time after the execution of any amendment to the Agreement made without the consent of the undersigned stockholder that (x) provides for a reduction in the amount of the Merger Consideration, or (y) changes the form of payment of the Merger Consideration.



                                      * * *







                               Page 40 of 64 Pages

                  Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof.

                                       Very truly yours,


                                       By: /s/ Douglas Warren Howell
                                           -------------------------------------
                                           Douglas Warren Howell, Individually
                                           and as Co-Trustee of
                                           The Douglas Warren Howell
                                           1975 Trust





Confirmed on the date
first above written.

Anadarko Petroleum Corporation


By: /s/ James R. Larson
    -----------------------------------
    Name:
    Title:





                               Page 41 of 64 Pages

                                     Annex A



                        IRREVOCABLE APPOINTMENT OF PROXY


         The undersigned stockholder (the "Stockholder") of Howell Corporation ("BELAIR") has executed a Support/Voting Agreement (the "Voting Agreement"), dated September ___, 2002, between the Stockholder and Anadarko Petroleum Corporation ("PARENT"). The Voting Agreement relates to the Agreement and Plan of Merger, dated the same date, among PARENT, Belair Merger Corp. ("Subcorp") and BELAIR (the "Merger Agreement"). The Merger Agreement provides for, among other things, the merger of Subcorp with and into BELAIR (the "Merger").

         As security for the Stockholder's obligations under the Voting Agreement, the Stockholder hereby irrevocably constitutes and appoints PARENT as his, her or its attorney and proxy in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law ("DGCL"), with full power of substitution and resubstitution: to cause all of the shares of capital stock of BELAIR that the Stockholder would be entitled to vote (the "Shares") if personally present to be counted as present at any meeting of BELAIR Stockholders called to consider and vote to adopt the Merger and the Merger Agreement and/or the transactions contemplated thereby; and to vote his, her or its Shares at any such meeting, however called, or execute consents in respect of his, her or its Shares, in favor of the Merger and the Merger Agreement and the transactions contemplated thereby. THIS APPOINTMENT OF PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST WITHIN THE MEANING OF
SECTION 212(e) OF THE DGCL. The Stockholder hereby revokes all other proxies and powers of attorney with respect to his, her or its Shares that he, she or it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted (and if granted, shall not be effective) by the Stockholder with respect thereto, other than for the sole purpose of voting Shares as contemplated by the Voting Agreement.

         Schedule I attached hereto sets forth the correct total number of the Shares.

         The appointment made hereby shall be effective until the termination of the Voting Agreement, without regard to whether such termination should occur more than eleven (11) months after the date hereof.





                               Page 42 of 64 Pages

                                   SCHEDULE I

                                 STOCK OWNERSHIP




              Owned Beneficially            Common Stock
              ------------------            ------------

                                            103,358      Trust
                                                  0      Individually







                               Page 43 of 64 Pages